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                                                                      Exhibit 21

                        Subsidiaries of AirGate PCS, Inc.


Name                                        State of Organization

AGW Leasing Company, Inc.                   Delaware

AirGate Network Services, LLC               Delaware

iPCS, Inc.                                  Delaware